
                                     Morgan Stanley Dean Witter & Co.
                                    Computation of Earnings Per Share                                           Exhibit 11
                                     (In millions, except share data)


                                                                                         Three Months Ended
                                                                            ----------------------------------------------

                                                                                February 28,            February 28,
                                                                                    1999                    1998
                                                                            ---------------------    ---------------------
Basic:

Weighted-average shares outstanding                                            553,935,578              586,751,340
                                                                            =====================    =====================

Earnings:
  Income before cumulative effect
  of accounting change                                                              $1,037                     $691
  Cumulative effect of accounting
  change                                                                               -                       (117)
  Less:    Preferred stock dividend
           requirements                                                                (11)                     (15)
                                                                            ---------------------    ---------------------

  Earnings applicable to common shares                                              $1,026                     $559
                                                                            =====================    =====================

Basic EPS before cumulative effect
of accounting change                                                                 $1.85                    $1.15
Cumulative effect of accounting
change                                                                                 -                      (0.20)
                                                                            =====================    =====================

Basic earnings per share                                                             $1.85                    $0.95
                                                                            =====================    =====================

Diluted:


Weighted-average shares outstanding                                            553,935,578              586,751,340
Average common shares issuable
     under employee benefit plans                                               18,859,505               17,607,461
Average common shares issuable upon
     conversion of ESOP preferred stock                                         11,798,073               12,018,761
                                                                            ---------------------    ---------------------

         Total weighted-average diluted shares                                 584,593,156              616,377,562
                                                                            =====================    =====================

Earnings:
  Income before cumulative effect
  of accounting change                                                              $1,037                     $691
  Cumulative effect of accounting
  change                                                                               -                       (117)
  Less:    Preferred stock dividend
           requirements                                                                 (9)                     (13)
                                                                            ---------------------    ---------------------

   Earnings applicable to common shares                                             $1,028                     $561
                                                                            =====================    =====================

Diluted EPS before cumulative effect
of accounting change                                                                 $1.76                    $1.10
Cumulative effect of accounting
change                                                                                 -                      (0.19)
                                                                            =====================    =====================

Diluted earnings per share                                                           $1.76                    $0.91
                                                                            =====================    =====================